Exhibit 4.8

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [______]	NUMBER OF RIGHTS: [______]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED _______   ___, 2018, AS AMENDED (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW SODALI LLC, THE INFORMATION AGENT.

PAVMED INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights to purchase Units, each Unit consisting of one share of our common stock and one Series Z Warrant

Subscription Price: $2.25 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,

ON _______ __, 2018 (THE “EXPIRATION DATE”)

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT:

The registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above (subject to the pro rata reductions as described in the Prospectus resulting from the Subscription Cap (as defined below)). Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one unit at a price of $2.25 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus including the fact that PAVmed Inc. (the “Company”) will only accept subscriptions for 9,000,000 units (the “Subscription Cap”). Each unit, which the Company refers to as a “Unit” consists of one share of our common stock, par value of $0.001, and one Series Z Warrant. Each Series Z Warrant will be exercisable for one share of our common stock, par value of $0.001. If the Units do not qualify for listing on the Nasdaq Capital Market , or if the Company, at any time prior to the Expiration Date, elects to exercise its Unlisted Unit Right (as defined in the Prospectus), only the shares of common stock and Series Z Warrants will issue at the same subscription price per Unit. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering (including the pro rata reductions described in the Prospectus resulting from the Subscription Cap) at the Subscription Price (the “Over-subscription Privilege”). The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit. If the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of PAVmed Inc. and the signatures of its duly authorized officers.

Dated: _____  __, 2018

Lishan Aklog, M.D.	Dennis M McGrath
Chairman & Chief Executive Officer	Executive Vice President Chief Financial Office Corporate Secretaryr

COUNTERSIGNED AND REGISTERED:

By:
Continental Stock Transfer & Trust Company

FORM ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Units upon the terms and conditions specified in the Prospectus. The undersigned hereby represents, in connection with this election, that the undersigned has not since the Record Date (as defined in the Prospectus) entered into any short sale or similar transaction with respect our common stock. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) below. To subscribe for additional Units pursuant to your Over-subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$2.25	=	$
Number of Units		Subscription price			Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-subscription Privilege

Over-Subscription Privilege:	X	$2.25	=	$
Number of Units		Subscription price			Payment enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $

(d)	IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME OF THE PERSON YOU SPOKE WITH: _____________

METHOD OF PAYMENT (CHECK ONE):	[ ]	CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for PAVmed Inc.”

	[ ]	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, N.A , ABA # 021-000-021 , Account # 475 473213 FBO PAVmed Inc., with reference to the name of the Subscription Rights holder.

	[ ]	U.S. POSTAL MONEY ORDER, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent PAVmed Inc.”

	[ ]	UNCERTIFIED PERSONAL CHECK, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for PAVmed Inc.” (which must clear before the Expiration Date to be considered a valid form of payment; please see Prospectus and Instructions)

I acknowledge receipt of the Prospectus in connection with the Rights Offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Subscription Rights.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)

Address:	Address:

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF PAVMED INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW SODALI LLC., THE INFORMATION AGENT, AT:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com